UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington. D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

BEASLEY BROADCAST GROUP, INC.

(Name of Registrant as Specified In Charter)

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3033 Riviera Drive

Suite 200

Naples, Florida 34103

(239) 263-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 31, 2007

The Annual Meeting of Stockholders of Beasley Broadcast Group, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 31, 2007, at 11:00 a.m. local time, at the corporate offices of Beasley Broadcast Group, Inc., 3033 Riviera Drive, Suite 200, Naples, Florida for the following purposes:

1.	To elect eight directors to hold office until the next Annual Meeting of stockholders and until their respective successors have been elected or appointed;

2.	To consider and vote upon a proposal to approve the Company’s 2007 Equity Incentive Award Plan.

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed Proxy Statement.

The Company’s Board of Directors has fixed April 12, 2007 as the record date for determining stockholders entitled to vote at the Annual Meeting of Stockholders.

The Company’s Proxy Statement is attached hereto. Financial and other information about the Company is contained in the enclosed Annual Report to Stockholders for the year ended December 31, 2006.

You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope. You will be most welcome at the meeting and may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised.

By Order of the Board of Directors,

Caroline Beasley, Secretary

Naples, Florida

April 27, 2007

3033 Riviera Drive

Suite 200

Naples, Florida 34103

(239) 263-5000

PROXY STATEMENT

The Board of Directors of Beasley Broadcast Group, Inc., a Delaware corporation (the “Company”), is soliciting your proxy on the proxy card enclosed with this Proxy Statement. Your proxy will be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 31, 2007, at 11:00 a.m. local time, at the corporate offices of Beasley Broadcast Group, Inc., 3033 Riviera Drive, Suite 200, Naples, Florida, and any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report to Stockholders are first being mailed to stockholders on or about April 27, 2007.

VOTING SECURITIES

Voting Rights and Outstanding Shares

Only stockholders of record on the books of the Company as of 5:00 p.m., April 12, 2007, which is the “Record Date,” will be entitled to vote at the Annual Meeting. At the close of business on April 12, 2007, the Company had 8,381,323 shares of Class A Common Stock outstanding (the “Class A Shares”), and 16,712,743 shares of Class B Common Stock outstanding (the “Class B Shares” and together with the Class A Shares, the “Common Stock”).

Under the Company’s Restated Certificate of Incorporation and Bylaws, in the election of directors, the holders of the Class A Shares are entitled by class vote, exclusive of all other stockholders, to elect two of the Company’s directors, with each Class A Share being entitled to one vote. With respect to the election of the other six directors and all other matters submitted to the stockholders for vote, the holders of Class A Shares and Class B Shares shall vote as a single class, with each Class A Share being entitled to one vote and each Class B Share entitled to ten votes.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company’s transfer agent. Except with respect to the election of directors (which is discussed separately under “Proposal 1: Election of Directors”) and except in certain other specific circumstances, the affirmative vote of a majority of votes cast in person or by proxy at a duly held meeting at which a quorum is present is required under Delaware law and our Bylaws for approval of proposals presented to stockholders.

The Inspector will also determine whether or not a quorum is present. Our Bylaws provide that a quorum consists of a majority of the votes entitled to be cast and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. An abstention is deemed present but it is not deemed a vote cast. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions and broker non-votes are included in determining whether a quorum is present but are not included in the tabulation of the voting results. As such, abstentions and broker non-votes do not affect the voting results with respect to the election of directors or the issues requiring the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have the effect of a vote against the approval of any items requiring the affirmative vote of the holders of a majority or greater of the outstanding common stock.

The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders. A proxy may be revoked at any time before it is exercised by:

•	Delivering written notice of revocation to the Company, Attention: Caroline Beasley;

•	Delivering a duly executed proxy bearing a later date to the Company; or

•	Attending the Annual Meeting and voting in person.

Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted FOR the election of directors and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Eight directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of stockholders or until their respective successors are elected or appointed. Nominees for election to the Board of Directors shall be approved by the following vote:

•

For Nominees to be Elected by the Holders of the Class A Shares: by a plurality of the votes cast by the holders of Class A Shares present in person or by proxy at the Annual Meeting, with each share being entitled to one vote.

•

For Nominees to be Elected by the Holders of All Classes of Common Stock: by a plurality of the votes cast by the holders of all classes of Common Stock present in person or by proxy at the Annual Meeting, with each Class A Share being entitled to one vote and each Class B Share being entitled to ten votes.

Abstentions from voting on the election of directors, including broker non-votes, will have no effect on the outcome of the election of directors. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board of Directors may be reduced in accordance with the Bylaws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

Nominees to be Elected by the Holders of the Class A Shares:

Mark S. Fowler, age 65, has been a director of Beasley Broadcast Group, Inc. since February 2000 and is currently pursuing other business opportunities. Mr. Fowler served as a director of TalkAmerica, Inc., a publicly held company until the company was sold in December 2006. Mr. Fowler also served as Chairman of AssureSat, Inc., a satellite services provider which he co-founded in 1997 until the company was sold in December 2004. Mr. Fowler was a communications counsel at the law firm of Latham & Watkins LLP from 1987 until 2000 and in that capacity practiced before the FCC. Mr. Fowler served as Chairman of the FCC from 1981 until 1987.

Herbert W. McCord, age 64, has been a director of Beasley Broadcast Group, Inc. since May 2000. Mr. McCord currently is President of Granum Communications Corporation, a management consulting firm specializing in the radio industry, which he founded in 1996. Prior to starting Granum, Mr. McCord worked in the radio industry at the station and management levels for over twenty years. Mr. McCord serves as a member of the Executive Committee for the Board of Directors of the Radio Advertising Bureau. Mr. McCord is the Chairman and majority shareholder of JMJ Broadcasting, Inc., a privately held company that owns KXGL-FM in Amarillo, TX and KTPK-FM in Topeka, KS.

Nominees to be Elected by the Holders of All Classes of Common Stock:

George G. Beasley, age 74, founded Beasley Broadcast Group, Inc. in 1961 and has served since inception as the Company’s Chairman and Chief Executive Officer. Mr. Beasley served on the North Carolina Association of Broadcasters’ Board of Directors for eight years and has served that Association as President and Vice President. Mr. Beasley has a B.A. and M.A. from Appalachian State University. George G. Beasley is the father of Bruce G. Beasley, Caroline Beasley and Brian E. Beasley.

Bruce G. Beasley, age 49, has served as Beasley Broadcast Group, Inc.’s President and Chief Operating Officer since 1997, Co-Chief Operating Officer from February 2001 until February 2006, and as a Director since 1980. He began his career in the broadcasting business with the Company in 1975 and since that time has served in various capacities including General Sales Manager of a radio station, General Manager of a radio station and Vice President of Operations of the Company. Currently, Mr. Beasley oversees the operations of all radio stations. Mr. Beasley serves on the Board of Directors of the Radio Advertising Bureau. Mr. Beasley has a B.S. from East Carolina University. Mr. Beasley is the son of George G. Beasley and the brother of Caroline Beasley and Brian E. Beasley.

Caroline Beasley, age 44, has served as Beasley Broadcast Group, Inc.’s Vice President, Chief Financial Officer, Treasurer and Secretary since 1994 and as a Director since 1983. She joined the Company in 1983 and since that time has served in various capacities including Business Manager, Assistant Controller and Corporate Controller. Ms. Beasley serves on the Board of Directors and the Audit Committee of the National Association of Broadcasters and is a member of the Broadcast and Cable Financial Management Association. Ms. Beasley has a B.S. from the University of North Carolina. Ms. Beasley is the daughter of George G. Beasley and the sister of Bruce G. Beasley and Brian E. Beasley.

Brian E. Beasley, age 47, has served as Beasley Broadcast Group, Inc.’s Vice President of Operations since 1997 and as a Director since 1982. He began his career in broadcasting during high school in 1977. He joined the Company full-time in 1982 as General Manager of the previously-owned cable TV division. In 1985, he became Senior Account Executive of a radio station and subsequently served as General Manager of three different radio stations. Mr. Beasley has served on the Board of Directors of the North Carolina Association of Broadcasters. Mr. Beasley has a B.S. from East Carolina University. Mr. Beasley is the son of George G. Beasley and the brother of Bruce G. Beasley and Caroline Beasley.

Joe B. Cox, age 67, has been a director of Beasley Broadcast Group, Inc. since February 2000. Mr. Cox is a partner at the law firm of Cox & Nici. Mr. Cox has practiced law for 40 years, primarily in the tax, corporate and estate law areas. Mr. Cox is also the Vice Chairman, a Director and a member of Audit Committee of the Bank of Florida Corp., a publicly held company.

Allen B. Shaw, age 63, joined Beasley Broadcast Group, Inc. as the Vice Chairman of the Board of Directors and Co-Chief Operating Officer in February 2001 as part of the Company’s acquisition of Centennial Broadcasting. On January 31, 2006, Mr. Shaw’s original employment agreement expired and was not renewed. Effective February 1, 2006, Mr. Shaw serves solely as Vice Chairman of the Board of Directors. From 1990 to February 2001, Mr. Shaw was the President and Chief Executive Officer of Centennial Broadcasting and he resumed those positions with a new entity called Centennial Broadcasting, LLC effective October 1, 2004.

Mr. Shaw previously served as the Chief Operating Officer of the Company from 1985 to 1990. Mr. Shaw serves as a Director of the Library of American Broadcasting.

Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named above.

Recommendation of the Board of Directors:

The Board of Directors recommends a vote “FOR” the election of all nominees named above.

PROPOSAL NO. 2: APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN

We are asking the stockholders to approve the Beasley Broadcast Group, Inc. 2007 Equity Incentive Award Plan (the “2007 Plan”). Through such approval, the stockholders will also be approving the ability of the Company to (i) amend currently outstanding awards granted pursuant to the 2000 Equity Plan of Beasley Broadcast Group, Inc. (the “2000 Plan”) to reduce the per share exercise price of the awards, and (ii) exchange currently outstanding awards granted pursuant to the 2000 Plan for awards granted under the 2007 Plan. If the 2007 Plan is approved, then no new awards will be granted pursuant to the 2000 Plan.

The following summarizes the terms of the 2007 Plan and the summary is qualified by reference to the full text of the 2007 Plan, which is attached as Appendix A to this Proxy Statement.

General

The Board of Directors of the Company (the “Board”) has adopted, subject to stockholder approval, the 2007 Plan for members of the Board, and employees or consultants of the Company, its parent, and its subsidiaries. The 2007 Plan is intended to replace the 2000 Equity Plan of Beasley Broadcast Group, Inc. (the “2000 Plan”). The 2007 Plan will become effective upon its approval by the holders of the majority of our common stock present, or represented, and entitled to vote at the Annual Meeting (the date that such approval is obtained, the “Effective Date”). If the 2007 Plan becomes effective, then the 2000 Plan will be terminated, except with respect to outstanding awards, and no new awards will be granted pursuant to the 2000 Plan following such termination.

The Board believes that the 2007 Plan will promote the success and enhance the value of the Company by continuing to link the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance to generate superior returns to Company stockholders. The Board further believes that the 2007 Plan will provide flexibility to the Company in its ability to motivate, attract, and retain the services of Board members, employees and consultants upon whose judgment, interest, and special effort the successful operation of the Company is largely dependent.

The 2007 Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, performance bonus awards, and performance-based awards to eligible participants. A summary of the principal provisions of the 2007 Plan is set forth below.

Administration

The 2007 Plan will be administered by a committee, which may be the Board or a committee appointed by the Board (collectively, the “Committee”). With respect to awards to independent directors, the Board will administer the 2007 Plan. With respect to awards to employees and consultants, the Committee will administer the 2007 Plan, and will consist solely of two or more Board members who are non-employee directors, and with respect to performance-based awards, outside directors for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”). The Committee may delegate to a committee of one or more Board members or one or more Company officers the authority to grant or amend awards under the 2007 Plan to participants other than (i) senior Company executives who are subject to Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), (ii) employees who are “covered employees” within the meaning of Section 162(m) of Code, and (iii) Company officers (or Board members) to whom the authority to grant or amend awards under the 2007 Plan has been delegated.

The Committee will have the exclusive authority to administer the 2007 Plan, including the power to (i) determine participants under the 2007 Plan, (ii) determine the types of awards granted to participants under the 2007 Plan, the number of such awards, and the number of shares of Class A common stock of the Company (the “Common Stock”) subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the 2007 Plan, and (iv) adopt rules for the administration, interpretation and application of the 2007 Plan.

Eligibility

Persons eligible to participate in the 2007 Plan include all Board members, comprised of eight persons following the 2007 Annual Meeting, all full-time and certain part-time employees, and certain consultants of the Company, its parent, and its subsidiaries, as determined by the Committee.

Limitation on Awards and Shares Available

An aggregate of 4,000,000 shares of Common Stock is available for grant pursuant to the 2007 Plan, consisting of (i) the number of shares of Common Stock remaining available for issuance under the 2000 Plan as of the Effective Date, (ii) the number of shares of Common Stock subject to awards under the 2000 Plan that were granted before the Effective Date and that expire or are cancelled without having been exercised, and (iii) the number of shares of Common Stock that are forfeited or repurchased pursuant to the terms of awards granted under the 2000 Plan. The maximum number of shares of Common Stock available for issuance under the 2007 Plan shall equal 4,000,000.

The shares of Common Stock covered by the 2007 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. To the extent that an award under the 2007 Plan terminates, expires or lapses for any reason, any shares of Common Stock subject to the award may be used again for new grants under the 2007 Plan. In addition, shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation of any award may be used for grants under the 2007 Plan. To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company, its parent, or any of its subsidiaries will not be counted against the shares of Common Stock available for issuance under the 2007 Plan. The payment of dividend equivalents in conjunction with outstanding awards will not be counted against the shares of Common Stock available for issuance under the 2007 Plan. The number of shares of Common Stock subject to one or more awards granted to any one participant under the 2007 Plan during any fiscal year of the Company may not exceed 500,000.

Awards

The 2007 Plan provides for grants of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, performance bonus awards, and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2007 Plan.

Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2007 Plan. The exercise price of incentive stock options granted pursuant to the 2007 Plan will not be less than 100% of the fair market value of the Common Stock on the date of grant, unless such incentive stock options are granted to any individual who owns, as of the date of grant, stock possessing more than ten (10) percent of the total combined voting power of all classes of Company stock (the “Ten Percent Owner”), whereupon the exercise price of such incentive stock options will not be less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of nonqualified stock options granted pursuant to the 2007 Plan will not be less than the par value of one share of Common Stock on the date of grant. Incentive stock options may be exercised as determined by the Committee, but in no event after (i) the fifth anniversary of the date of grant with respect to incentive stock options granted to a Ten Percent Owner, or (ii) the tenth anniversary of the date of grant with respect to incentive stock options granted to other employees. Nonqualified stock options may be exercised as determined by the Committee. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

Upon the exercise of a stock option, the exercise price must be paid in full in cash, by tendering previously-acquired shares of Common Stock with a fair market value at the time of exercise equal to the aggregate exercise price of the option or the exercised portion thereof (provided such shares have been held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences), or by tendering other property acceptable to the Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale). However, no participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

Restricted stock awards may be granted pursuant to the 2007 Plan. A restricted stock award is the grant of shares of Common Stock at a price determined by the Committee (including zero), that is subject to transfer restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.

A stock appreciation right (a “SAR”) is the right to receive payment of an amount equal to (i) the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over (ii) the fair market value of a share of Common Stock on the date of grant of the SAR, multiplied by (iii) the aggregate number of shares of Common Stock subject to the SAR. Such payment may be in the form of cash, Common Stock, or a combination of both cash and Common Stock, as determined by the Committee. To the extent that such payment is in the form of Common Stock, such payment shall satisfy all of the restrictions imposed by the 2007 Plan upon stock option grants. Each SAR must be evidenced by a written award agreement with terms and conditions consistent with the 2007 Plan.

Restricted stock units may be granted pursuant to the 2007 Plan, typically without consideration from the participant or for a nominal purchase price. Restricted stock units may be subject to vesting conditions including continued employment or achievement of performance criteria established by the Committee. Like restricted stock, restricted stock units generally may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

The other types of awards that may be granted under the 2007 Plan include performance shares, performance stock units, dividend equivalents, deferred stock, performance bonus awards, performance-based awards, and other stock-based awards.

The Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow, and free cash flow), cash flow return on capital, return on net assets, return on shareholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share of Common Stock, price per share of Common Stock, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by the Company, its parent, or its subsidiaries on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Adjustment to Awards

If there is any dividend or other distribution, recapitalization, stock split, merger, consolidation, spin-off, combination, exchange or other corporate event affecting the Common Stock or the share price of the Common Stock, the Committee:

•

may appropriately adjust the aggregate number and type of shares of Common Stock subject to the 2007 Plan, the terms and conditions of any outstanding awards, and the grant or exercise price per share of outstanding awards;

•

may provide for the termination of any award in exchange for an amount of cash and/or other property equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;

•	may provide for the replacement of any award with other rights or property selected by the Committee in its sole discretion;

•	may provide that any outstanding award cannot vest, be exercised, or become payable after such event;

•	may provide that all awards shall be exercisable, payable, or fully vested as to all shares of Common Stock covered thereby;

•

may provide that any surviving corporation (or its parent or subsidiary) shall assume awards outstanding under the 2007 Plan or shall substitute similar awards for those outstanding under the 2007 Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or

•

may make adjustments in the number and type of (i) shares of Common Stock (or other securities or property) subject to outstanding awards or (ii) shares of restricted stock or deferred stock, or may make adjustments to terms and conditions of (iii) outstanding rights, options, and awards or (iv) future rights, options, and awards.

If there is a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, then the Committee shall make proportionate adjustments (if any), as the Committee in its discretion may deem appropriate, to the number and type of securities subject to each outstanding award under the 2007 Plan, and the exercise price or grant price of such outstanding award (if applicable).

Effect of a Change in Control

In the event of a change in control of the Company, all awards shall become fully exercisable and all forfeiture restrictions on such awards shall lapse, unless any surviving or acquiring entity assumes, converts, or replaces such awards.

Amendment and Termination

The Committee, subject to approval of the Board, may terminate, amend, or modify the 2007 Plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, and to increase the number of shares of Common Stock available under the 2007 Plan. The Committee may amend awards granted pursuant to either the 2000 Plan or the 2007 Plan to reduce the per share exercise price of such awards from the per share exercise price as of the date of grant, and the Committee may grant an award in exchange for, or in connection with, the cancellation or surrender of an award having a higher per share exercise price.

In no event may an award be granted pursuant to the 2007 Plan on or after the tenth anniversary of the Effective Date.

Federal Income Tax Consequences

Non-Qualified Stock Options

For federal income tax purposes, if participants are granted non-qualified stock options under the 2007 Plan, participants will not have taxable income on the grant of the option, nor will the Company be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The basis that participants have in shares of Common Stock, for purposes of determining their gain or loss on subsequent disposition of such shares of Common Stock generally, will be the fair market value of the shares of Common Stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options

There is no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares of Common Stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless participants dispose of the shares of Common Stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of Common Stock were transferred to the participant. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of Common Stock will not be considered income for alternative minimum tax purposes.

Incentive stock options exercised more than three months after participants terminate employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and participants will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

The current federal income tax consequences of other awards authorized under the 2007 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to “covered employees” (as defined in Section 162(m) of the Code).

New Plan Benefits

No awards will be granted pursuant to the 2007 Plan until it is approved by the Company’s stockholders. In addition, awards are subject to the discretion of the Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2007 Plan or the benefits that would have been received by such participants if the 2007 Plan had been in effect in the year ended December 31, 2006.

Vote Required

Approval of the 2007 Plan requires the affirmative vote of a majority of the votes cast by holders of the Class A and Class B Common Stock present in person or by proxy at the Annual Meeting, each share of Class A Common Stock being entitled to one vote and each share of Class B Common Stock being entitled to ten votes each. Abstentions from voting on the amendment shall have the effect of a vote against the amendment. Broker non-votes will not be considered present for purpose of calculating a majority and, therefore, will have no effect on the outcome of the vote.

Recommendation of the Board of Directors:

The Board of Directors recommends a vote “FOR” the adoption of the 2007 Plan as described above.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Company’s Board of Directors met four times during 2006 and acted by unanimous written consent on two occasions. Each member of the Board attended at least 75% of the aggregate number of meetings of the Board of Directors and attended at least 75% of the aggregate number of meetings of the Committees of the Board of Directors of which he or she was a member. All of our then-current directors attended the 2006 Annual Meeting of stockholders.

Controlled Company

The Company qualifies as a “controlled company,” within the meaning of Rule 4350(c)(5) of the National Association of Securities Dealers. The Company currently qualifies as a controlled company because more than 50% of the Company’s voting power is controlled by the Company’s Chairman and Chief Executive Officer, George Beasley. As a result, the Company is not required to have a Board of Directors consisting of a majority of Directors who are independent or compensation committee or nominating committee composed solely of independent directors.

Committees of the Board of Directors

During 2006, the Board of Directors had an Audit Committee and a Compensation Committee.

The Board of Directors currently does not have a nominating committee or a committee performing the functions of a nominating committee. The Board of Directors is not required to have a nominating committee because it is a controlled company as defined in the NASDAQ rules. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board of Directors will consider recommendations from stockholders, which should be addressed to Caroline Beasley, Secretary of Beasley Broadcast Group, Inc. at the Company’s address. The Company has not adopted a formal process because it believes that the informal consideration process has been adequate to date.

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), consists of Messrs. Cox, Fowler and McCord, each of whom is independent as the term independence is defined in Rule 4200(a)(15) of the NASDAQ rules and Rule 10A-3 under the Exchange Act. The Board of Directors has determined that Mr. Cox is an Audit Committee financial expert as that term is defined in the Exchange Act. The responsibilities of the Audit Committee as set forth in its written charter include:

•	Recommending to the Board of Directors independent auditors to conduct the annual audit of the Company’s financial statements;

•	Reviewing the proposed scope of the audit and approving the audit fees to be paid;

•	Reviewing the Company’s accounting and financial controls with the independent auditors and its financial and accounting staff; and

•	Reviewing and approving transactions, other than compensation matters, between the Company and its directors, officers and affiliates.

The Audit Committee met ten times during 2006 and did not act by unanimous written consent.

The Compensation Committee consists of Messrs. Cox, Fowler, and McCord each of whom is independent as the term independence is defined in Rule 4200(a)(15) of the NASDAQ rules. This Committee is responsible for establishing compensation policies for the Company’s executive officers, including the Chief Executive Officer, and reviews of the Company’s compensation plans to ensure that they meet corporate objectives. The responsibilities of the Compensation Committee also include administering and interpreting the 2000 Equity Plan of the Company. The Compensation Committee met five times during 2006 and did not act by unanimous written consent. As a “controlled company,” the Compensation Committee is not required to, and does not have a charter.

Stockholder Communication with Board Members

Although the Company has not to date developed formal processes by which stockholders may communicate directly to directors, it believes that the informal process (in which stockholder communications received by the Secretary for the Board’s attention, or summaries thereof, will be forwarded to the Board) has served the Board’s and the stockholders’ needs. In view of SEC disclosure requirements relating to this issue, the Board of Directors may consider developing more specific procedures. Until any other procedures are developed and posted on the Company’s corporate website, any communications to the Board of Directors should be sent to it in care of the Secretary.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

We believe that compensation paid to our executive officers should be closely aligned with our performance and the creation of stockholder value, in each case on both a short-term and long-term. As a result, our and our executive officer compensation programs are designed to motivate our executive officers to attain our financial, operational and strategic objectives and to align the financial goals of our executive officers with those of our stockholders. Our compensation programs are also designed to provide our executive officers with competitive compensation. To ensure that pay is competitive, we regularly compare our pay practices and our executive officers’ performance with our competitors.

Our executive officer compensation programs are comprised of the following elements: (i) base salary; (ii) annual discretionary incentive bonuses of both cash and equity; and (iii) other compensation such as employee benefit plans including our 401K plan, health insurance and life/disability insurance.

Determination of 2006 Compensation Awards

Our Compensation Committee (the “Committee”) has the primary authority to determine and recommend the compensation awards available to our executive officers. The Committee meets on a regularly scheduled basis and in 2006, the Committee met five times.

In connection with 2006 executive compensation decisions, management retained an independent compensation consultant to assist it in the determination of the key elements of the compensation programs.

The compensation consultant provided advice to the management and to the Compensation Committee with respect to competitive practices and the amounts and nature of bonus compensation paid to our executive officers. To aid the Committee in making its determination, our chief executive officer and chief financial officer provide recommendations based upon the information provided by the compensation consultant to the Committee regarding the compensation of all executive officers.

2006 Compensation Benchmarking and Peer Group

We strive to maintain executive compensation in a manner that is consistent with a peer group of major radio broadcasting companies. An important component of setting and structuring compensation for our executive officers is determining the compensation packages offered by the leading radio broadcasting companies in order for us to offer competitive compensation within that group of companies. We survey the compensation practices of a peer group of companies in the United States to assess our competitiveness. In determining the level of compensation provided to our executive officers, we evaluate the financial performance of those companies, in addition to evaluating our independent performance, to gauge our comparative performance within our peer group. This “Peer Group” of companies includes: Citadel Broadcasting, Cumulus Media, Emmis Communications, Spanish Broadcasting, Cox Radio, Salem Communications, Saga Communications, Entravision Communications, Entercom Communications, Radio One and Regent Communications.

In setting annual cash compensation, we aim to provide market compensation that approximates the annual cash compensation of executive officers performing similar job functions at similar companies in the Peer Group. To determine that level of compensation, we review compensation data of the Peer Group and actual compensation amounts provided in Peer Group proxy statements. Our review indicates that we are providing annual cash compensation based on the median of the Peer Group, and we believe the design of base and incentive annual cash compensation appropriately provides market compensation to our executive officers. Overall, we believe that, based on the data provided by our independent compensation consultant, our cash compensation programs, as structured, are at market relative to our Peer Group.

We strongly believe in retaining the best talent among our management team. To retain and motivate these key individuals, the Committee may determine that it is in our best interest to negotiate total compensation packages with our executive officers that may deviate from the general principle of targeting total compensation at the median level for our Peer Group.

Elements of Compensation.

Base Salary.    We are party to an employment agreement with each of our NEOs. These agreements provide for the base salary for each NEO, which in each case is subject to an annual increase of not less than 5% and annual cash bonuses at the discretion of the Committee. The compensation provisions of our NEOs’ employment agreements were determined at the time that we entered into the agreements in 2005.

Annual base salaries are intended to reward each NEO for the day-to-day demands, complexities and difficulties of his or her job. The objective is to set base salaries at levels that we and the applicable executive officer believe are fair, given the job functions and their individual performance and experience in relation to those job functions. As in previous years, annual base compensation in 2006 reflects an increase of 5% over the previous year pursuant to each NEO’s employment agreement.

Incentive Compensation.    Our Committee has historically utilized two forms of incentive compensation: cash and equity awards. The cash component is designed to convey an immediate recognition of services performed by the recipient, while the equity component is tied to vesting requirements and is designed to not only compensate but to also motivate and retain the recipient over the long term.

Cash Bonus Awards.    All of our NEOs are eligible to receive bonuses. For 2006, each named executive officer received a discretionary cash bonus as described in the Summary Compensation Table. The size of the cash bonus for 2006 brought the aggregate value of our NEOs’ total cash compensation to approximately the median level for our Peer Group as described above.

For 2007 and future years, the Compensation Committee has adopted a bonus compensation plan based on objective measures keyed to the Company’s operating performance versus the Peer Group as well as on subjective assessments that will take into account other factors such as station ratings; market performance; success of acquisitions; management performance in the face of extraordinary events and market conditions. Funding under the new plan will vary substantially based on the Company’s performance from the 25th to 75th percentile of bonuses in the Peer Group. We believe this new approach will provide an even stronger motivating incentive to our executive officers to perform in a manner that will help us continue to achieve our company objectives. Performance objectives for 2007 have not yet been determined.

Equity Compensation.    To promote our long-term objectives, our 2000 equity plan permits awards to our executive officers and others who are in a position to make a significant contribution to our long-term success. These equity awards are permitted to be made in the form of nonqualified stock options and restricted stock awards.

Historically, we have utilized stock options as our primary long-term incentive vehicle. However, in light of accounting changes under SFAS No. 123R, as revised, “Share-Based Payment,” and industry trends in executive compensation, the Committee shifted from an options-based equity compensation approach to a restricted stock-based approach in 2005.

Equity grants for 2006 were intended to take into account the fact that the exercise prices previously granted stock options held by our NEOs are significantly above the trading price of our stock. In light of this fact, the Compensation Committee determined that grants of restricted stock with time-only vesting were appropriate in order to provide NEOs and other employees with employment-related equity ownership that is not “underwater.”

Defined Contribution Plans

We have a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) that covers eligible employees of the Company and any designated affiliate. The 401(k) Plan permits eligible employees to defer up to 100% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. Employees aged twenty-one years or older are eligible to participate in the 401(k) Plan after completing one year of service. In addition, part-time employees must have completed 1,000 hours of service.

Employment Agreements

The Company entered into a three-year employment agreement with George G. Beasley effective as of February 11, 2005 pursuant to which he serves as the Chief Executive Officer and Chairman of the Board of Directors. Pursuant to this agreement, Mr. Beasley receives a stated annual base salary subject to an annual increase of not less than 5% and an annual cash bonus at the discretion of the Compensation Committee. The employment agreement with Mr. Beasley will be automatically extended for successive one-year periods unless Mr. Beasley or the Company gives notice of non-extension to the other party no later than 90 days before the expiration of the then-applicable term. The Company could incur severance obligations under the terms of the employment agreement in the event that Mr. Beasley’s employment is terminated without cause or if he resigns for good reason, as described in the next section below.

The Company entered into a three-year employment agreement with Bruce G. Beasley effective as of February 11, 2005 pursuant to which he serves as President and Chief Operating Officer. Pursuant to this agreement, Mr. Beasley receives a stated annual base salary subject to an annual increase of not less than 5% and an annual cash bonus at the discretion of the Compensation Committee. The employment agreement with Mr. Beasley will be automatically extended for successive one-year periods unless Mr. Beasley or the Company gives notice of non-extension to the other party no later than 90 days before the expiration of the then-applicable term. The Company could incur severance obligations under the terms of the employment agreement in the event that Mr. Beasley’s employment is terminated without cause or if he resigns for good reason, as described in the next section below.

The Company entered into a three-year employment agreement with Caroline Beasley effective as of February 11, 2005 pursuant to which she serves as Chief Financial Officer. Pursuant to this agreement, Ms. Beasley receives a stated annual base salary subject to an annual increase of not less than 5% and an annual cash bonus at the discretion of the Compensation Committee. The employment agreement with Ms. Beasley will be automatically extended for successive one-year periods unless Ms. Beasley or the Company gives notice of non-extension to the other party no later than 90 days before the expiration of the then-applicable term. The Company could incur severance obligations under the terms of the employment agreement in the event that Ms. Beasley’s employment is terminated without cause or if she resigns for good reason, as described in the next section below.

The Company entered into a three-year employment agreement with Brian E. Beasley effective as of February 11, 2005 pursuant to which he serves as Vice President of Operations. Pursuant to this agreement, Mr. Beasley receives a stated annual base salary subject to an annual increase of not less than 5% and an annual cash bonus at the discretion of the Compensation Committee. The employment agreement with Mr. Beasley will be automatically extended for successive one-year periods unless Mr. Beasley or the Company gives notice of non-extension to the other party no later than 90 days before the expiration of the then-applicable term. The Company could incur severance obligations under the terms of the employment agreement in the event that Mr. Beasley’s employment is terminated without cause or if he resigns for good reason, as described in the next section below.

Other Elements of Compensation and Perquisites

Medical Insurance.    We provide to each NEO, the NEO’s spouse and children such health, dental and optical insurance as we may from time to time make available to its other employees.

Life and Disability Insurance.    We provide each NEO such disability and/or life insurance as we may from time to time make available to its other employees.

Automobile Allowance.    We provide George Beasley, our chief executive officer, with a $1,000 per-month automobile allowance.

Tax Issues Relating to Executive Compensation.

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes limitations upon the federal income tax deductibility of compensation paid to our NEOs. Under these limitations, we may deduct such compensation only to the extent that during any year the compensation paid to any such officer does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by our stockholders). While our Board desires to maximize our tax deductions, some elements of executive compensation may not be tax deductible, and our compensation plans and policies may be modified if the Committee determines that such action is in the best interest of us and our stockholders; even if such action may result in some loss of deductibility. For example, discretionary bonuses and grants of restricted stock are not considered performance-based compensation and therefore count against the $1,000,000 cap under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Herbert W. McCord, Chair

Joe B. Cox

Mark S. Fowler

NAMED EXECUTIVE OFFICERS

The executive officers of the Company as of the date of this Proxy Statement are listed below. We described each executive’s business experience under Proposal No. 1—Election of Directors. All executive officers hold office until their successors are appointed.

Name	Age	Position
George G. Beasley	74	Chairman and Chief Executive Officer
Bruce G. Beasley	49	President, Chief Operating Officer and Director
Caroline Beasley	44	Vice President, Chief Financial Officer, Secretary, Treasurer and Director
Brian E. Beasley	47	Vice President of Operations and Director

SUMMARY COMPENSATION TABLE

The following table summarizes total compensation earned by each of the Named Executive Officers for the year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
George G. Beasley Chairman & Chief Executive Officer	2006	$664,936	$150,000	$390,686	—	—	—	$15,246	(2)	$1,220,868

Bruce G. Beasley President and Co-Chief Operating Officer	2006	$432,490	$75,000	$390,686	—	—	—	$15,154	(3)	$913,330

Caroline Beasley Chief Financial Officer	2006	$413,932	$75,000	$390,686	—	—	—	$15,991	(4)	$895,609

Brian E. Beasley Vice President of Operations	2006	$399,134	$75,000	$390,686	—	—	—	$15,154	(3)	$879,974

Allen B. Shaw Vice Chairman and Co-Chief Operating Officer (5)	2006	$21,036	—	(6)	—	—	—	—		$21,036

(1)	The amounts in this column reflect the stock-based compensation expense recognized for the year ended December 31, 2006 in accordance with SFAS 123(R) for restricted stock awards held by the Named Executive Officers. The assumptions used to calculate the value of stock awards are set forth under Note 12 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2006 filed with the SEC on March 12, 2007. On June 1, 2006, each Named Executive Officer was awarded 97,500 shares of restricted Class A common stock with a fair value of $706,875, all of which remain restricted as of December 31, 2006. These awards vest over a four-year period. Equity grants for 2006 were intended to take into account the fact that the exercise prices previously granted stock options held by our NEOs are significantly above the trading price of our stock. In light of this fact, the Compensation Committee determined that grants of restricted stock with time-only vesting were appropriate in order to provide NEOs and other employees with employment-related equity ownership that is not “underwater.” On July 1, 2005, each Named Executive Officer was awarded 60,000 shares of restricted Class A common stock with a fair value of $862,800, of which 40,000 remain restricted as of December 31, 2006. These awards vest over a three-year period. Prior to vesting, shares of restricted stock do not have voting rights or receive dividends.
(2)	Other annual compensation includes a car allowance of $12,000 per annum and reimbursement for the Named Executive Officer’s portion of health, dental and long-term disability insurance premiums.
(3)	Other annual compensation includes reimbursement for the Named Executive Officer’s portion of health, dental and long-term disability insurance premiums.

(4)	Other annual compensation includes reimbursement for the Named Executive Officer’s portion of health, dental, long-term and short-term disability insurance premiums.
(5)	On January 31, 2006, Mr. Shaw’s original employment agreement expired and was not renewed. Upon the expiration of Mr. Shaw’s employment agreement, he forfeited an option to purchase 50,000 shares of Class A common stock. Effective February 1, 2006, Mr. Shaw serves solely as Vice Chairman of the Board of Directors.
(6)	On January 1, 2006, Mr. Shaw was awarded 6,000 shares of restricted Class A common stock in his capacity as Vice Chairman of the Board of Directors. The compensation expense related to this award for the year ended December 31, 2006 has been reported in the Director Compensation table below.

GRANTS OF PLAN BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Unit (#)	All Other Option Awards: Number of Securities Underlying Unit (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
George G. Beasley	6/1/2006	—	—	—	—	—	—	97,500	—	—	$706,875
Bruce G. Beasley	6/1/2006	—	—	—	—	—	—	97,500	—	—	$706,875
Caroline Beasley	6/1/2006	—	—	—	—	—	—	97,500	—	—	$706,875
Brian E. Beasley	6/1/2006	—	—	—	—	—	—	97,500	—	—	$706,875
Allen B. Shaw	1/1/2006	—	—	—	—	—	—	6,000	—	—	$81,060

(1)	The value of a stock award is based on the fair value as of the grant date of such award determined pursuant to SFAS 123(R). Stock awards consist only of restricted Class A common stock. Equity grants for 2006 were intended to take into account the fact that the exercise prices previously granted stock options held by our NEOs are significantly above the trading price of our stock. In light of this fact, the Compensation Committee determined that grants of restricted stock with time-only vesting were appropriate in order to provide NEOs and other employees with employment-related equity ownership that is not “underwater.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
George G. Beasley	487,500	—	—	$15.50	2/10/2010	40,000	(1)	$382,800	—	—
						97,500	(2)	933,075
Bruce G. Beasley	487,500	—	—	$15.50	2/10/2010	40,000	(1)	$382,800	—	—
						97,500	(2)	933,075

Caroline Beasley	487,500	—	—	$15.50	2/10/2010	40,000	(1)	$382,800	—	—
						97,500	(2)	933,075

Brian E. Beasley	487,500	—	—	$15.50	2/10/2010	40,000	(1)	$382,800	—	—
						97,500	(2)	933,075

Allen B. Shaw	—	—	—	—	—	4,000	(3)	$38,280	—	—

(1)	On July 1, 2005, the named executive officer was awarded 60,000 shares of restricted Class A common stock, of which 40,000 remain restricted as of December 31, 2006. This award vests annually over a three-year period.

(2)	On June 1, 2006, the named executive officer was awarded 97,500 shares of restricted Class A common stock. This award vests annually over a four-year period. Equity grants for 2006 were intended to take into account the fact that the exercise prices previously granted stock options held by our NEOs are significantly above the trading price of our stock. In light of this fact, the Compensation Committee determined that grants of restricted stock with time-only vesting were appropriate in order to provide NEOs and other employees with employment-related equity ownership that is not “underwater.”
(3)	On January 1, 2006, the named executive officer was awarded 6,000 shares of restricted Class A common stock, of which 4,000 remain restricted as of December 31, 2006. This award vests annually over a three-year period.

OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
George G. Beasley	—	—	20,000	$276,800
Bruce G. Beasley	—	—	20,000	$276,800
Caroline Beasley	—	—	20,000	$276,800
Brian E. Beasley	—	—	20,000	$276,800
Allen B. Shaw	—	—	2,000	$18,640

(1)	The value realized equals the fair market value of the Company’s Class A common stock on the date of vesting, multiplied by the number of shares vesting.

Pension Benefits

The Company’s named executive officers received no benefits in fiscal 2006 from the Company under defined pension or defined contribution plans other than the tax-qualified 401(k) Plan.

Nonqualified Deferred Compensation

The Company’s named executive officers received no benefits in fiscal 2006 from the Company under non-qualified deferred compensation plans.

The following table sets forth certain information with respect to our equity compensation plan as of December 31, 2006.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved By Security Holders 2000 Equity Plan	2,636,584	$15.22	566,791
Equity Compensation Plans Not Approved By Security Holders	—	—	—

Total	2,636,584		566,791

Potential Payments Upon Termination or Change in Control

Potential Termination Payments

In May of 2005, each of our NEOs, other than Allen Shaw entered into a three-year employment agreement with us, subject to automatic one-year renewals if not terminated by either party, which provide for severance benefits under certain events. The employment agreements provide that in the event of death, the executive’s estate will receive monthly payments of the executive’s annual salary, for a period of one year. In addition, in the event of a termination by us without “cause” or a termination by the executive for “good reason,” the terminated executive will be entitled to (i) severance (the “Severance Amount”) and (ii) continued receipt of certain benefits including medical insurance and life insurance for one year following the date of termination (collectively, the “Severance Benefits”). The Severance Amount is equal to the greater of the executive’s annual base salary for the longer of one year or the remainder of the initial three-year term of the agreement. In the event of a termination by us as a result of the executive’s disability, the executive will continue to receive his or her annual base salary until the date of termination.

Under the employment agreements, “disability” means the absence of the executive from the executive’s duties on a full-time basis for a period of 180 consecutive days as a result of incapacity due to mental or physical illness. “Cause,” means the executive’s: (i) failure substantially to perform his duties under the employment agreement, other than any such failure resulting from the executive’s disability, after notice and reasonable opportunity for cure, all as determined by our board of directors; (ii) conviction of a felony or a crime involving moral turpitude; or (iii) fraud or personal dishonesty involving our assets. “Good reason” exists where we fail to make any payment or provide any benefit under the employment agreement or commit a material breach of the employment agreement and do not cure such failure or breach after notice and a reasonable opportunity to cure.

Estimated Value of Termination and Change in Control Payments

George G. Beasley

The following table shows the potential payments upon termination or a change of control of the Company for George G. Beasley, the Company’s Chief Executive Officer and Chairman of the Board of Directors.

Executive Benefits and Payments Upon Separation	Termination on 12/31/2006	Change of Control on 12/31/06	Disability on 12/31/06	Death on 12/31/06
Cash severance (1)	$780,656	$780,656	$780,656	$780,656
Health and welfare benefits (2)	5,645	5,645	5,645	5,645
Stock awards (3)	—	1,315,875	—	—

	$786,301	$2,102,176	$786,301	$786,301

(1)	Cash severance includes the executive’s base salary for the remainder of the current three-year term of their employment agreement which expires on February 10, 2008.
(2)	Health and welfare benefits include the premium cost for the executive’s health insurance for a period of one year.
(3)	Stock awards includes the fair value of 137,500 unvested shares of restricted Class A common stock based on the Company’s closing stock price of $9.57 on December 29, 2006.

Bruce G. Beasley

The following table shows the potential payments upon termination or a change of control of the Company for Bruce G. Beasley, the Company’s President and Chief Operating Officer.

Executive Benefits and Payments Upon Separation	Termination on 12/31/2006	Change of Control on 12/31/06	Disability on 12/31/06	Death on 12/31/06
Cash severance (1)	$507,757	$507,757	$507,757	$507,757
Health and welfare benefits (2)	17,782	17,782	17,782	17,782
Stock awards (3)	—	1,315,875	—	—

	$525,539	$1,841,414	$525,539	$525,539

(1)	Cash severance includes the executive’s base salary for the remainder of the current three-year term of their employment agreement which expires on February 10, 2008.
(2)	Health and welfare benefits include the premium cost for the executive’s health insurance for a period of one year.
(3)	Stock awards includes the fair value of 137,500 unvested shares of restricted Class A common stock based on the Company’s closing stock price of $9.57 on December 29, 2006.

Caroline Beasley

The following table shows the potential payments upon termination or a change of control of the Company for Caroline Beasley, the Company’s Chief Financial Officer.

Executive Benefits and Payments Upon Separation	Termination on 12/31/2006	Change of Control on 12/31/06	Disability on 12/31/06	Death on 12/31/06
Cash severance (1)	$485,969	$485,969	$485,969	$485,969
Health and welfare benefits (2)	17,782	17,782	17,782	17,782
Stock awards (3)	—	1,315,875	—	—

	$503,751	$1,819,626	$503,751	$503,751

(1)	Cash severance includes the executive’s base salary for the remainder of the current three-year term of their employment agreement which expires on February 10, 2008.
(2)	Health and welfare benefits include the premium cost for the executive’s health insurance for a period of one year.
(3)	Stock awards includes the fair value of 137,500 unvested shares of restricted Class A common stock based on the Company’s closing stock price of $9.57 on December 29, 2006.

Brian E. Beasley

The following table shows the potential payments upon termination or a change of control of the Company for Brian E. Beasley, the Company’s Vice President of Operations.

Executive Benefits and Payments Upon Separation	Termination on 12/31/2006	Change of Control on 12/31/06	Disability on 12/31/06	Death on 12/31/06
Cash severance (1)	$468,596	$468,596	$468,596	$468,596
Health and welfare benefits (2)	17,782	17,782	17,782	17,782
Stock awards (3)	—	1,315,875	—	—

	$486,378	$1,802,253	$486,378	$486,378

(1)	Cash severance includes the executive’s base salary for the remainder of the current three-year term of their employment agreement which expires on February 10, 2008.
(2)	Health and welfare benefits include the premium cost for the executive’s health insurance for a period of one year.
(3)	Stock awards includes the fair value of 137,500 unvested shares of restricted Class A common stock based on the Company’s closing stock price of $9.57 on December 29, 2006.

DIRECTOR COMPENSATION

The Company’s non-employee directors fixed annual fees for their services on the Board of Directors, and Audit and Compensation Committees and in January 2006, each received 6,000 restricted shares of the Company’s Class A common stock under the 2000 Equity Plan. The restricted shares vest over a three-year period.

The following table summarizes total compensation earned by each non-employee director for the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joe Cox	$25,000	$27,020	—	—	—	—	$52,020
Mark Fowler	$17,500	$27,020	—	—	—	—	$44,520
Herb McCord	$17,500	$27,020	—	—	—	—	$44,520
Allen Shaw	$17,500	$27,020	—	—	—	—	$44,520

(1)	The amounts in this column reflect the stock-based compensation expense recognized for the year ended December 31, 2006 in accordance with SFAS 123(R) for restricted stock awards to the directors. On January 1, 2006, each director was awarded 6,000 shares of restricted Class A common stock with a fair value of $81,060, of which 4,000 remain restricted as of December 31, 2006. These awards vest over a three-year period. Prior to vesting, shares of restricted stock do not have voting rights or receive dividends. The assumptions used to calculate the value of stock awards are set forth under Note 12 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2006 filed with the SEC on March 12, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our Class A common stock and Class B common stock as of March 31, 2007 by:

•	Each person who is known by the Company to own beneficially more than 5% of our Class A common stock or Class B common stock;

•	Each of the Company’s directors;

•	Each of the Named Executive Officers; and

•	All executive officers and directors as a group.

Beneficial ownership of shares is determined under the rules of the Securities and Exchange Commission, and generally includes any shares over which a person exercises sole or shared voting or investment power. Each stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. Shares of Class B common stock are convertible into shares of Class A common stock on a one-for-one basis. Shares of Class A common stock subject to options currently exercisable or exercisable within 60 days of March 31, 2007 are deemed outstanding for calculating the percentage of outstanding shares of the person holding those options but are not deemed outstanding for calculating the percentage of any other person. Restricted shares of Class A common stock that are currently vested or that will be vested within 60 days (but no other shares of restricted common stock) are deemed outstanding for calculating the percentage of outstanding shares of the person holding those shares of restricted stock. All restricted shares of Class A common stock currently outstanding, whether vested or not, are deemed outstanding for calculating the aggregate number of shares outstanding. The address of each beneficial owner, unless stated otherwise, is c/o Beasley Broadcast Group, 3033 Riviera Drive, Suite 200, Naples, Florida 34103.

	Common Stock
	Class A			Class B
Name of Beneficial Owner	Number of Shares		Percent of Class	Number of Shares		Percent of Class	Percent of Total Economic Interest (1)	Percent of Total Voting Power (2)
George G. Beasley	517,996	(3)	6.7%	13,708,546	(4)	82.0%	58.1%	78.7%
Bruce G. Beasley	519,900	(5)	6.7	1,026,917	(6)	6.1	6.3	6.2
Caroline Beasley	505,900	(7)	6.5	1,026,917	(6)	6.1	6.3	6.2
Brian E. Beasley	507,000	(8)	6.5	420,265	(9)	2.5	3.8	2.7
Deephaven Capital Management 130 Cheshire Lane Minnetonka, MN 55305	1,798,258		24.6	—		—	7.5	1.0
Gabelli Asset Management One Corporate Center Rye, NY 10580	911,680		12.5	—		—	3.8	*
Noonday Asset Management 277 West Trade Street Charlotte, NC 28202	614,992		8.4	—		—	2.6	*
Luther King Capital Management 301 Commerce Street Fort Worth, TX 76102	566,363		7.8	—		—	2.4	*
Westport Asset Management 253 Riverside Avenue Westport, CT 06880	458,653		6.3	—		—	1.9	*
Entercom Communications Corp. 401 City Avenue Bala Cynwyd, PA 19004	391,429		5.4	—		—	1.6	*
Dimensional Fund Advisors 1299 Ocean Avenue Santa Monica, CA 90401	374,365		5.1	—		—	1.6	*
Joe B. Cox	52,000	(10)	*	—		—	*	*
Mark S. Fowler	43,000	(11)	*	—		—	*	*
Herbert W. McCord	43,000	(11)	*	—		—	*	*
Allen B. Shaw	10,000		*	—		—	*	*
All directors and executive officers as a group	2,199,196		23.5%	15,512,464		92.8%	67.9%	89.1%

*	Less than one percent.
(1)	The percent of total economic interest for each beneficial owner is based on the number of shares beneficially owned of Class A Common Stock plus the number of shares beneficially owned of Class B Common Stock divided by the sum of (i) 7,298,032 shares of Class A Common Stock outstanding, (ii) 16,712,743 shares of Class B Common Stock outstanding; and (iii) if applicable, the number of shares of Class A common stock issuable upon exercise of options held by such person that are currently exercisable or will be exercisable before May 30, 2007.

(2)	The percent of total voting power for each beneficial owner is based on the number of shares beneficially owned of Class A Common Stock which carry one vote per share plus the number of shares beneficially owned of Class B Common Stock which carry ten votes per share multiplied by ten divided by the sum of (i) 7,298,032 shares of Class A Common Stock outstanding, (ii) 16,712,743 shares of Class B Common Stock outstanding multiplied by ten to reflect the ten votes per share for Class B Common Stock; and (iii) if applicable, the number of Class A common stock issuable upon exercise of options held by such person that are currently exercisable or will be exercisable before May 30, 2007.
(3)	Includes (i) 29,400 shares held by the beneficial owner; (ii) 487,500 shares of Class A common stock issuable upon exercise of stock options; and (iii) 1,096 shares held by the REB Florida Intangible Tax Trust, dated August 20, 2004.
(4)	Includes (i) 62,322 shares held by the beneficial owner; (ii) 13,349,488 shares held by GGB Family Limited Partnership Florida Intangible Tax Trust; and (iii) 296,736 shares held by the REB Florida Intangible Tax Trust, dated August 20, 2004. Does not include 39,835 shares held by Shirley W. Beasley, Mr. Beasley’s spouse. The beneficial holder has pledged $750,000 of Class B common stock as security, which represents approximately 88,548 shares based on the Company’s closing stock price of $8.47 on March 30, 2007.
(5)	Includes (i) 29,000 shares held by the beneficial owner; (ii) 3,400 shares held by the beneficial owner’s children; and (iii) 487,500 shares of Class A common stock issuable upon exercise of stock options.
(6)	Includes (i) 356,736 shares held by the beneficial owner; and (ii) 670,181 shares held by the George Beasley Estate Reduction Trust, of which the beneficial owner is a co-trustee. The beneficial holder has pledged $83,333 of Class B common stock as security, which represents approximately 9,839 shares based on the Company’s closing stock price of $8.47 on March 30, 2007.
(7)	Includes (i) 15,000 shares held by the beneficial owner; (ii) 3,400 shares held by the beneficial owner’s children; and (iii) 487,500 shares of Class A common stock issuable upon exercise of stock options.
(8)	Includes (i) 17,500 shares held by the beneficial owner; (ii) 2,400 shares held by the beneficial owner’s children; and (iii) 487,500 shares of Class A common stock issuable upon exercise of stock options.
(9)	The beneficial holder has pledged 150,000 shares of Class B common stock as security.
(10)	Includes (i) 12,000 shares held by the beneficial owner; and (ii) 40,000 shares of Class A common stock issuable upon exercise of stock options.
(11)	Includes (i) 3,000 shares held by the beneficial owner; and (ii) 40,000 shares of Class A common stock issuable upon exercise of stock options.

AUDIT COMMITTEE REPORT

To the Board of Directors:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2006.

We have discussed with the independent auditors, Crowe Chizek and Company LLC, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from Crowe Chizek and Company LLC required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Joe B. Cox, Chair

Mark S. Fowler

Herbert W. McCord

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors of Beasley Broadcast Group, Inc. (the “Company”) annually considers the selection of the Company’s independent registered public accounting firm. Following a competitive bid process, the Company’s Audit Committee on March 29, 2006 decided to engage Crowe Chizek and Company LLC (“Crowe Chizek”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, following the dismissal of KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 and 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2004 and 2005 and the subsequent interim period preceding the dismissal of KPMG, there were: (1) no disagreements between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events.

During the fiscal years ended December 31, 2004 and 2005 and through the date of the engagement of Crowe Chizek, neither the Company nor anyone acting on its behalf consulted Crowe Chizek regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (2) any matter that was (a) either the subject of a disagreement with KPMG on accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in their report, or (b) a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

The Company has provided both KPMG and Crowe Chizek with the disclosure regarding the dismissal of KPMG and the engagement of Crowe Chizek and requested that each review it prior to the Company filing this Proxy Statement with the Securities and Exchange Commission.

The audit committee has appointed Crowe Chizek and Company LLC (“Crowe Chizek”) as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2007. In making this appointment, the Audit Committee considered whether the audit and non-audit services Crowe Chizek will provide are compatible with maintaining the independence of the Company’s outside auditors. The Audit Committee has adopted a policy that sets forth the manner in which the Audit Committee will review and approve all services to be provided by Crowe Chizek before the firm is retained. The Audit Committee pre-approves all audit and permitted non-audit services to be performed for the Company by its independent public accountants. The chairperson of the Audit Committee may represent the entire committee for the purposes of pre-approving permitted non-audit services. The Audit Committee does not consider the provision of the permitted non-audit services to be incompatible with maintaining the independent public accountant’s independence.

Representatives of Crowe Chizek are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Fees and Services of Independent Registered Public Accountants

The following table summarizes fees billed to the Company by KPMG LLP in 2005 and Crowe Chizek and Company LLC in 2006:

	2005	2006
Audit fees (1)	$322,500	$274,350
Tax fees (2)	50,150	76,734

	$372,650	$351,084

(1)	Audit fees are the fees billed for professional services rendered for (i) reviews of the Company’s quarterly financial statements (ii) the annual audit of the Company’s financial statements and (iii) the annual audit of management’s assessment of, and the effective operation of, internal control over financial reporting.
(2)	Tax fees are the fees billed for professional services rendered for tax compliance and related services.

All of the services provided to the Company by KPMG during 2005 and Crowe Chizek during 2006 were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for the Review, Approval, or Ratification of Related Party Transactions.

On March 8, 2007, our Board of Directors adopted a written Related Party Transactions Policy, which provides that Interested Transactions with Related Parties, as those defined in the policy, are subject to approval or ratification.

For purposes of the policy an “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year; (ii) we are a participant; and (iii) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity); a “Related Party” is any (a) person who is or was (since the beginning of the last fiscal year for which we have filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) beneficial owner of greater than 5 percent of our common stock, or (c) immediate family members of any of the foregoing. Immediate family member include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone not falling into one of the foregoing categories who resides in such person’s home (other than a tenant or employee).

Under this policy, our Audit Committee reviews the material facts relating to all Interested Transactions that require the Committee’s approval and either approves or disapproves of our entry into the Interested Transaction, subject to certain exceptions. If advance Committee approval of an Interested Transaction is not feasible, then the Interested Transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting. In determining whether to approve or ratify an Interested Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

Under the policy, certain transactions are deemed to be pre-approved by the Committee, even if the aggregate amount involved will exceed $100,000. These transactions include: employment and compensation of our executive officers and directors; certain transactions with other companies; certain charitable contributions; transactions in which all of our stockholders receive proportional benefits and transactions involving competitive bids.

Prior to the adoption of the policy, transactions with related parties were brought to the Audit Committee for its prior approval and prior to our initial public offering in 2000 when we did not have an Audit Committee, such transactions were brought to our board of directors for its prior approval.

2006 Transactions.

During 2006 the Company engaged in several transactions in which our executive officers, including our Chief Executive Officer, George G. Beasley, and members of his family were participants. These transactions are described below. While the Related Party Transaction Policy had not been adopted at the time these transactions and arrangements were entered into or commenced, each has been subsequently ratified by the Audit Committee pursuant to the Related Party Transaction Policy.

•

On August 4, 2006, the Company sold its radio towers located in West Palm Beach-Boca Raton, FL for approximately $2.2 million to Beasley Family Towers, Inc. (“BFT”), which is owned by our executive officers, including George G. Beasley, Bruce G. Beasley, Caroline Beasley, Brian E. Beasley and other family members of George G. Beasley, and deferred a gain on sale of $1.1 million. The Company obtained an appraisal from an independent appraisal company to estimate the fair value of the sold assets. The Company simultaneously entered into an agreement to lease the sold radio towers in West Palm Beach-Boca Raton, FL back from BFT. However, as part of the negotiated sales price, which had been established in connection with the independent appraisal, the Company will not pay rent during the five-year term of the lease agreement, which will expire on August 4, 2011. The gain on sale will be recognized as rental expense is incurred under future lease agreements.

•

In December 2000, the Company finalized the sale of most of its radio towers and related real estate assets to BFT for $5.1 million in unsecured notes. The Company sold these radio towers and related real estate assets primarily to focus on its core business of acquiring, developing and operating radio stations. As of March 31, 2006 and 2007, the aggregate outstanding balance of the notes receivable was $4.2 million and $4.0 million, respectively. The notes are due in aggregate monthly payments of approximately $38,000, including interest at 6.77%. The notes mature on December 28, 2020. During 2006 interest income on the notes receivable from BFT was approximately $283,000.

•

The Company leases radio towers for 21 radio stations under separate lease agreements from BFT. The lease agreements expire on December 28, 2020. During 2006, rental expense was approximately $542,000.

•

The Company leases office and studio space for five radio stations in Ft. Myers, FL from George G. Beasley. The lease agreements expire on August 31, 2009. During 2006, rental expense was approximately $134,000.

•

The Company leases land for office and studio space for nine radio stations in Augusta, GA from George G. Beasley. The lease agreement expires on November 1, 2023. The current annual rent for this land is approximately $34,000. The lease agreement was based on competitive bids from third parties. The Company believes that this lease agreement is on terms at least as favorable to it as could have been obtained from a third party.

•

The Company leases a radio tower for WCHZ-FM in Augusta, GA from Wintersrun Communications, Inc., which is owned by George G. Beasley, Brian E. Beasley and Bruce G. Beasley. The lease agreement expires on April 30, 2014. During 2006, rental expense was approximately $26,000.

•

The Company leased office and studio space for three radio stations in Boca Raton, FL from BFT. The building was sold to a third party during the second quarter of 2006. The rent paid in 2006 for this office space prior to the sale of the building was approximately $46,000.

•

The Company leases office space for its principal executive offices in Naples, FL from Beasley Broadcasting Management Corp., which is wholly-owned by George G. Beasley. During 2006, rental expense was approximately $119,000.

•

From time to time, the Company leases aircraft for business trips from Riviera Management, LLC, which is wholly owned by George G. Beasley. The Company paid approximately $66,000 for these services in 2006. The lease rates are based on the operating cost incurred by Riviera Management, LLC therefore the Company believes that the lease rates are on terms at least as favorable to it as could have been obtained from a third party.

•

Bradley C. Beasley, son of George G. Beasley is currently employed by the Company and was paid $304,298 in 2006. The amount paid includes base salary and performance-based cash bonuses and stock-based compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports and upon written representations from certain reporting persons, the Company believes that, for the year ended December 31, 2005, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent stockholders were complied with on a timely basis, with the following exceptions: Mr. Allen B. Shaw did not timely report a sale of shares of the Company’s Class A common stock.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company adopted a Code of Business Conduct and Ethics applicable to all of its directors and employees, including its principal executive officer and principal financial and accounting officer, which is a “code of ethics” as defined by applicable rules of the SEC. This code is available on the Company’s website at www.bbgi.com. A copy may also be obtained upon request from the Secretary of the Company. If the Company makes any amendments to this code other than technical, administrative, or other non-substantive amendments, or grants any waivers, including implicit waivers, from a provision of this code that applies to the Company’s principal executive officer or principal financial and accounting officer and relates to an element of the SEC’s “code of ethics” definition, the Company will disclose the nature of the amendment or waiver, its effective date and to whom it applies on its website or in a report on Form 8-K filed with the SEC.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

To be considered for presentation in the Company’s Proxy Statement related to the Annual Meeting of Stockholders to be held in 2008, a stockholder proposal must be received by Caroline Beasley, Secretary, Beasley Broadcast Group, Inc., 3033 Riviera Drive, Suite 200, Naples, Florida 34103 no later than December 28, 2007. If we have not received notice on or before March 13, 2008 of any matter a stockholder intends to propose for a vote at the 2008 Annual Meeting, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

A copy of the Company’s 2006 Annual Report to Stockholders accompanies this Proxy Statement. The Company has filed an Annual Report for the year ended December 31, 2006 on Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Beasley Broadcast Group, Attn: Investor Relations, 3033 Riviera Drive, Suite 200, Naples Florida 34103.

By Order of the Board of Directors

Caroline Beasley, Secretary

Dated: April 27, 2007

Naples, Florida

APPENDIX A

BEASLEY BROADCAST GROUP, INC.

2007 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1

PURPOSE

The purpose of the Beasley Broadcast Group, Inc. 2007 Equity Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Beasley Broadcast Group, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, an Other Stock-Based Award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee of the Board described in Article 12.

2.7 “Consultant” means any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the securities of the Company or of any Parent or Subsidiary; and

(c) The consultant or adviser is a natural person.

2.8 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.9 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

2.10 “Disability” means “disability,” as such term is defined in Section 22(e)(3) of the Code.

2.11 “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.12 “Effective Date” shall have the meaning set forth in Section 13.1.

2.13 “Eligible Individual” means any person who is an Employee, a Consultant or a member of the Board, as determined by the Committee.

2.14 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Parent or Subsidiary.

2.15 “Equity Restructuring” means a non-reciprocal transaction, as determined by the Committee, between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17 “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be the closing sales price for a share of Stock as reported on the NASDAQ National Market (or on any national securities exchange on which the Stock is then listed) for the date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported.

2.18 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.19 “Independent Director” means a member of the Board who is not an Employee of the Company or of any Parent or Subsidiary.

2.20 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.21 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.22 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.23 “Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.7 of the Plan.

2.24 “Parent” means any “parent corporation”, as defined in Section 424(e) of the Code and any applicable regulations promulgated thereunder, of the Company or any other entity which beneficially owns, directly or indirectly, a majority of the outstanding voting stock or voting power of the Company.

2.25 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.26 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.27 “Performance Bonus Award” has the meaning set forth in Section 8.8.

2.28 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share of

Stock, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. To the extent an Award is intended to be Qualified Performance-Based Compensation, the Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.29 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. To the extent an Award is intended to be Qualified Performance-Based Compensation, the Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.30 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.31 “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.32 “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.33 “Plan” means this Beasley Broadcast Group, Inc. Equity Incentive Award Plan, as it may be amended from time to time.

2.34 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.35 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.36 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.37 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.38 “Stock” means the Class A common stock of the Company, par value $0.001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.39 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.40 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

2.41 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of: (i) the number of shares of Stock remaining available for issuance and not subject to awards granted under the 2000 Equity Plan of Beasley Broadcast Group, Inc. (the “Existing Plan”) as of the Effective Date; plus (ii) with respect to awards granted under the Existing Plan on or before the Effective Date that expire or are canceled without having been exercised in full or shares of Stock that are forfeited or repurchased pursuant to the terms of awards granted under the Existing Plan, the number of shares of Stock subject to each such award as to which such award was not exercised prior to its expiration or cancellation or which are forfeited or repurchased by the Company. The aggregate number of shares of Stock authorized for issuance under the Existing Plan was 4,000,000 shares of Stock and, accordingly, the total number of shares of Stock under clauses (ii) and (iii) in the preceding sentence shall not exceed 4,000,000 shares of Stock. Notwithstanding anything in this Section 3.1(a) to the contrary, the number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan shall not exceed an aggregate of 4,000,000 shares of Stock, subject to Article 11. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be the number specified in the preceding sentence, and, if necessary to satisfy such regulations, such maximum limit shall apply to the number of shares of Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award).

(b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Parent or Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares of Stock available for issuance under the Plan.

3.2 Stock Distributed. Any shares of Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any fiscal year of the Company (measured from the date of any grant) shall be 500,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the limitations on the number of shares of Stock (a) issued or transferred pursuant to Awards under the Plan, as detailed in Section 3.1, and (b) issued or transferred pursuant to Awards granted to any one Participant during any fiscal year of the Company, as detailed in Section 3.3 of the Plan.

ARTICLE 5

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than par value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (iii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iv) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained in Section 13.2 and this Section 5.2.

(a) Eligibility. Incentive Stock Options may be granted only to Employees.

(b) Exercise Price. The exercise price per share of Stock shall be set by the Committee; provided that subject to Section 5.2(e) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(c) Expiration. Subject to Section 5.2(e), an Incentive Stock Option may not be exercised to any extent by anyone after the tenth anniversary of the date it is granted, unless an earlier time is set in the Award Agreement.

(d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(f) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(g) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

5.3 Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

5.4 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Options, such as a system using an internet website or interactive voice response, then the paperless exercise of options by a Participant may be permitted through the use of such an automated system.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

7.2 Stock Appreciation Rights.

(a) A Stock Appreciation Right (“SAR”) shall have a term set by the Committee. A SAR shall be exercisable in such installments as the Committee may determine. A SAR shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each SAR shall be set by the Committee; provided, however, that the Committee in its sole and absolute discretion may provide that the SAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

(b) A SAR shall entitle the Participant (or other person entitled to exercise the SAR pursuant to the Plan) to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the SAR from the Fair Market Value of a share of Stock on the date of exercise of the SAR by the number of shares of Stock with respect to which the SAR shall have been exercised, subject to any limitations the Committee may impose.

7.3 Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 7.2(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the SAR is exercised) or a combination of both, as determined by the Committee.

(b) To the extent any payment under Section 7.2(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents.

(a) Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.4 Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares of Stock or the number of options or other rights to purchase shares of Stock subject to a Stock Payment shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

8.7 Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

8.8 Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9. The maximum amount of any Performance Bonus Award payable to a Covered Employee with respect to any fiscal year of the Company shall not exceed $2,000,000.

8.9 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

8.10 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.11 Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.12 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.13 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Committee with the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Parent or Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, a Parent, or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company, a Parent, or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company, a Parent, or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, other than an Equity Restructuring, the Committee may make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), other than an Equity Restructuring, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions wherever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted by the Committee as the Committee deems appropriate to reflect such Equity Restructuring. The adjustments provided under this Section 11(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Article 3).

11.2 Acceleration Upon a Change in Control. Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company, a Parent, a Subsidiary, or other Company affiliate and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company, a Parent, a Subsidiary, or other Company affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

11.3 Outstanding Awards—Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

11.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12

ADMINISTRATION

12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is a Non-Employee Director, and with respect to awards that are intended to be Performance-Based Awards, an “outside director” within the meaning of Section 162(m) of the Code. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

12.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or of any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or any Parent or Subsidiary to assist in the administration of the Plan.

12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

12.6 Amendment or Exchange of Awards and Amendment of 2000 Equity Plan. The Committee may (i) amend any Award to reduce the per share exercise price of such an Award below the per share exercise price as of the date the Award is granted and (ii) grant an Award in exchange for, or in connection with, the cancellation or surrender of an Award having a higher per share exercise price. For the purpose of his Section 12.6, the term “Award” shall, in addition to the meaning given to it in Section 2.1, have the meaning given to it in Section 1.3 of the Company’s 2000 Equity Plan, and this Section 12.6 shall amend the 2000 Equity Plan to permit the amendment or exchange contemplated by this section with respect to Awards granted thereunder.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date. The Plan is effective as of the date of its approval by the Company’s stockholders (the “Effective Date”).

13.2 Expiration Date. The Plan will expire on, and no Incentive Stock Option or other Award may be granted pursuant to the Plan after, the tenth anniversary of the date this Plan is approved by the Board. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and

(b) stockholder approval is required for any amendment to the Plan that increases the number of shares of Stock available under the Plan.

14.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 Withholding. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent or Subsidiary.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Parent or Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares of Stock or whether such fractional shares of Stock shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares of Stock in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

15.14 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

BEASLEY BROADCAST GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Caroline Beasley and Denyse Mesnik proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Beasley Broadcast Group, Inc. standing in the name of the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 31, 2007, at 11:00 a.m. local time, and any adjournment thereof.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

BEASLEY BROADCAST GROUP, INC.

May 31, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

20830000000000000000 4

053107

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. ELECTION OF DIRECTORS

FOR

AGAINST

ABSTAIN

2. Approval of the 2007 Equity Incentive Plan

NOMINEES:

FOR ALL NOMINEES

George G. Beasley (For All Classes of Common Stockholders)

Bruce G. Beasley (For All Classes of Common Stockholders)

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of stockholders and any adjournment thereof.

WITHHOLD AUTHORITY FOR ALL NOMINEES

Caroline Beasley (For All Classes of Common Stockholders)

Brian E. Beasley (For All Classes of Common Stockholders)

Joe B. Cox (For All Classes of Common Stockholders)

FOR ALL EXCEPT (See instructions below)

Allen B. Shaw (For All Classes of Common Stockholders)

Mark S. Fowler (For Class A Common Stockholders)

Herbert W. McCord (For Class A Common Stockholders)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY BALLOT PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointy, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.